                                                               EXHIBIT 10.3

                        NONDISCLOSURE/NONCOMPETITION AGREEMENT




     This Agreement is made and entered into as of August 4, 1993 by and between Jon S. Halbert ("Employee"), Advance Pharmacy Services, Inc., a Delaware corporation ("APS"), Advance Home Prescriptions, Inc., a Delaware corporation ("AHP") and Advance Prescriptions Management, Inc., a Delaware corporation ("APM"). APS, AHP and APM are collectively referred to herein as the "Company."

                                   R E C I T A L S


     1. In the course of his performance of services to the Company, Employee has gained and will gain access to Confidential Information, as hereinafter defined, relating to the business of the Company.

     2. The parties hereto desire to enter into this Agreement in order to set forth the respective rights, limitations, and obligations of both the Company and Employee with respect to the Confidential Information and the other matters set forth herein.

     3. The execution and delivery of this Agreement by Employee is a condition to the consummation of the transactions contemplated by the Preferred Stock Purchase Agreement between the Company, AHP, APM and the Purchasers identified therein (the "Stock Purchase Agreement").

     NOW, THEREFORE, in consideration of the compensation paid to Employee and the procurement or continued procurement of the services of Employee by the Company, the parties hereto agree as follows:

     I. NONDISCLOSURE. Employee acknowledges that during the course of his performance of services for the Company he has acquired and will acquire knowledge with respect to the Company's business operations, including, by way of illustration, the Company's existing and contemplated services, products, trade secrets, formulas, models, compilations, business and financial methods or practices, plans, pricing, operating margins, marketing, merchandising and selling techniques and information, customer lists and purchasing habits, supplier lists, and other confidential information relating to the Company's policy, operating strategy and/or business strategy (all of such information herein referred to as the "Confidential Information"). Employee agrees that he will not, while he is employed by the Company, divulge to any person, directly or indirectly, except to the Company or its officers and agents or as reasonably required in connection with his duties on behalf of the Company, or use, except on behalf of the Company, any Confidential Information acquired by Employee during the term of his employment. Employee agrees that he will not, at any time after his employment with the Company has ended, divulge to any person directly or indirectly any Confidential Information.

     II.  NONCOMPETITION.     Employee agrees that:

          A. During the term he performs services for the Company and for a period of two years after the termination thereof (for whatever reason), he will not directly or indirectly divert or attempt to divert from the Company any managed prescription business or mail order pharmacy or related business (the "Business") in which the Company has been actively engaged during the term of the Employee's employment nor interfere with the relationships of the Company with customers, dealers, distributors, or sources of supply within the continental United States of America.

          B. During the term he performs services for the Company and for a period of two years after the termination thereof (for whatever reason), he will not directly or indirectly own, manage, operate, control, be employed by, participate in, consult with, or be connected in any manner (whether as an officer, director, employee, agent, consultant, stockholder or other capacity) with the ownership, management, operation or control of, any business or enterprise within the continental United States of America which business or enterprise is engaged in the Business or any other commercial enterprise in which the Company is engaged at the time of termination of Employee's services.

     III. NON-SOLICITATION. During the Employee's employment, and for a period of one (1) year thereafter, the Employee will not, directly or indirectly, solicit business, directly or indirectly from any person or entity to whom the Company has sold its services, nor shall the Employee contact, communicate with, or solicit, any employee of the Company with the intent, purpose or effect of inducing or encouraging said employee to leave the employ of the Company or to breach other obligations to the Company.

     IV. INVENTIONS AND PATENTS. Employee agrees that all inventions, innovations or improvements relating to the Company's Business or method of conducting business (including new contributions, improvements, ideas and discoveries, whether patentable or not) conceived or made by him during his employment with the Company during the term of this Agreement shall belong to the Company. Employee will promptly disclose such inventions, innovations or improvements to the Board of Directors of the Company and perform all actions reasonably requested by the Board of Directors of the Company to establish and confirm such ownership.

     V. TERM. If (i) the percentage of capital stock held in APS by Canaan Capital Limited Partnership, Canaan Capital Offshore Limited Partnership, C.V. and their affiliated entities or partners ("Canaan") falls below 9.0% of the total amount of APS capital stock outstanding and (ii) the percentage of capital stock held in APS by J.H. Whitney & Co., Whitney 1990 Equity Fund, L.P. and their affiliated entities or partners ("Whitney") falls below 9.0% of the total amount of APS capital stock outstanding, then Sections II and III of this Agreement shall automatically and without further action on the part of any party, terminate and will be of no further force and effect; provided, however, that if the Second Closing (as such term is defined in the Stock Purchase Agreement) does not occur, Sections II and III of this

                                         -2-

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Agreement shall automatically terminate only if (i) the percentage of APS capital stock held by Canaan falls below 4.5% of the total amount of APS outstanding and (ii) the percentage of APS capital stock held by Whitney falls below 4.5% of the total amount of APS capital stock outstanding.
Section I of this Agreement shall survive any termination of this Agreement for any reason.

     VI. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which when taken together shall constitute one and the same instrument.

     VII. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED UNDER AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF TEXAS.

     VIII. LEGAL CONSTRUCTION. The parties hereto further agree that if at any time it shall be determined that the restrictions contained in Section I, II or III are unreasonable as to time or area, or both, by any court of competent jurisdiction, the Company shall be entitled to enforce this Agreement for such period of time and within such area as may be determined to be reasonable by such court and the court shall have the authority to construe reform and enforce the terms of this Agreement for the benefit of the Company to the maximum extent possible. It is the intent of the parties hereto that the provisions hereof be enforceable to the fullest extent permitted by applicable law. This Agreement may be enforced by the Company or any of its subsidiaries engaged in the Business.

                                         -3-

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                         EMPLOYEE:



                         /s/Jon S. Halbert
                         ------------------------------
                         Jon S. Halbert


                         ADVANCE PHARMACY SERVICES, INC.



                         /s/Jon S. Halbert
                         ------------------------------
                         Jon S. Halbert, President


                         ADVANCE HOME PRESCRIPTIONS, INC.



                         /s/Jon S. Halbert
                         ------------------------------
                         Jon S. Halbert, President


                         ADVANCE PRESCRIPTIONS MANAGEMENT, INC.



                         /s/ Jon S. Halbert
                         ------------------------------
                         Jon S. Halbert, President


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